Exhibit 99.1

GLOBAL INDUSTRIAL COMPANY REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

Sales of $342.4 Million
Operating Income of $22.2 Million; Operating Margin 6.5%
Board Declares $0.25 Dividend

PORT WASHINGTON, NY, October 29, 2024 – Global Industrial Company (NYSE: GIC) today announced financial results for the third quarter ended September 30, 2024.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$342.4	$354.6	$1,013.6	$954.2
Gross profit	$116.3	$116.3	$349.7	$327.6
Gross margin	34.0%	32.8%	34.5%	34.3%
Operating income from continuing operations	$22.2	$28.2	$66.0	$75.1
Operating margin	6.5%	8.0%	6.5%	7.9%
Net income from continuing operations	$16.8	$20.7	$50.1	$55.5
Net income per diluted share from continuing operations	$0.44	$0.54	$1.30	$1.44

Net income (loss) from discontinued operations	$0.0	$0.0	$0.2	$(0.1)
Net income (loss) per diluted share from discontinued operations	$0.00	$0.00	$0.01	$0.00
*
Global Industrial Company manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended September 28, 2024 and September 30, 2023, respectively. The third quarters of both 2024 and 2023 included 13 weeks and the first nine months of both 2024 and 2023 included 39 weeks.

Average daily sales is calculated based upon the number of selling days in each period, with Canadian sales converted to US dollars using the current year's average exchange rate. There were 63 selling days in the U.S. in the third quarters of 2024 and 2023, respectively, and there were 191 selling days in the U.S. for the nine months ended 2024 and 2023, respectively. There were 62 selling days in Canada in the third quarters of 2024 and 2023, respectively, and there were 188 selling days in Canada for the nine months ended 2024 and 2023, respectively.

Third Quarter 2024 Financial Summary:

•Consolidated sales decreased 3.4% to $342.4 million compared to $354.6 million last year.
•Consolidated gross margin increased to 34.0% compared to 32.8% last year.
•Consolidated operating income from continuing operations decreased 21.3% to $22.2 million compared to $28.2 million last year.
•Net income per diluted share from continuing operations decreased 18.5% to $0.44 compared to $0.54 last year.

Year to Date Q3 2024 Financial Summary:

•Consolidated sales increased 6.2% to $1.0 billion compared to $954.2 million last year. Excluding Indoff, acquired on May 19, 2023, sales increased 0.7%.
•Consolidated gross margin increased to 34.5% compared to 34.3% last year. Excluding Indoff, gross margin was 36.1%, an 80 basis point improvement over prior year.
•Consolidated operating income from continuing operations decreased 12.1% to $66.0 million compared to $75.1 million last year. Excluding Indoff, operating income was $61.0 million, a decrease of 14.7%.
•Net income per diluted share from continuing operations decreased 9.7% to $1.30 compared to $1.44 last year.

Richard Leeds, Executive Chairman of the Board and Interim Chief Executive Officer, said, "Third quarter results reflect a weak demand environment and continued softness in our core small and medium business customer base. Our strategic account business delivered another quarter of strong growth and customer retention rates remain healthy."

"We have a terrific business and a talented team. However, we are disappointed with recent results and have identified key areas for improvement. We are addressing this through a renewed focus on engaging and serving core customers, better communicating our value proposition to the market, and playing to our competitive strengths. As our efforts gain traction over the next few quarters, and the market environment improves, we will be in a stronger position to enhance our performance. We continue to maintain an exceptional balance sheet, and make further investments in our growth initiatives to drive long-term value for our stockholders."

At September 30, 2024, the Company had total working capital of $180.9 million, cash and cash equivalents of $38.9 million, and excess availability under its credit facility of approximately $120.6 million. Operating cash flow provided by continuing operations in the quarter was $9.6 million. The Company’s Board of Directors has declared a cash dividend of $0.25 per share to common stock shareholders of record at the close of business on November 11, 2024, payable on November 18, 2024.

Earnings Conference Call Details
Global Industrial Company will host a conference call and question and answer session on its third quarter 2024 results today, October 29, 2024 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at https://investors.globalindustrial.com in the events section. The webcast will also be archived on the website for approximately 90 days.

About Global Industrial Company
Global Industrial Company (NYSE: GIC), through its operating subsidiaries, is a value-added distributor. For 75 years, Global Industrial has gone the extra mile for its customers, currently offering hundreds of thousands of industrial and MRO products needed to run businesses and facilities. Global Industrial is committed to its customer-centric strategy, and utilizes a team of subject matter experts, products from its Global Industrial Exclusive BrandsTM, and national vendor relationships to help customers succeed. At Global Industrial, "We Can Supply That®".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. When used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. Important risk factors that may affect our future results of operations and financial condition are detailed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events, except as may be required by applicable law.
Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$342.4	$354.6	$1,013.6	$954.2
Cost of sales	226.1	238.3	663.9	626.6
Gross profit	116.3	116.3	349.7	327.6
Gross margin	34.0%	32.8%	34.5%	34.3%
Selling, distribution and administrative expenses	94.1	88.1	283.7	252.5
Operating income from continuing operations	22.2	28.2	66.0	75.1
Operating margin	6.5%	8.0%	6.5%	7.9%
Interest and other expense, net	0.0	0.7	0.3	1.2
Income from continuing operations before income taxes	22.2	27.5	65.7	73.9
Provision for income taxes	5.4	6.8	15.6	18.4
Net income from continuing operations	16.8	20.7	50.1	55.5
Net income (loss) from discontinued operations	0.0	0.0	0.2	(0.1)
Net income	$16.8	$20.7	$50.3	$55.4

Net income per common share from continuing operations:
Basic	$0.44	$0.54	$1.30	$1.45
Diluted	$0.44	$0.54	$1.30	$1.44

Net income (loss) per common share from discontinued operations:
Basic	$0.00	$0.00	$0.01	$0.00
Diluted	$0.00	$0.00	$0.01	$0.00

Net income per common share:
Basic	$0.44	$0.54	$1.31	$1.45
Diluted	$0.44	$0.54	$1.31	$1.44

Weighted average common and common equivalent shares:
Basic	38.3	38.1	38.2	38.1
Diluted	38.4	38.2	38.4	38.2

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	September 30,	December 31,
	2024	2023
Current assets:
Cash and cash equivalents	$38.9	$34.4
Accounts receivable, net	140.1	130.7
Inventories	165.3	150.8
Prepaid expenses and other current assets	14.6	13.9
Total current assets	358.9	329.8
Property, plant and equipment, net	19.7	20.0
Operating lease right-of-use assets	75.7	84.4
Goodwill and intangibles	66.5	69.3
Other assets	10.8	9.9
Total assets	$531.6	$513.4

Current liabilities:
Accounts payable and accrued expenses	$163.7	$160.1
Operating lease liabilities	14.3	14.1
Total current liabilities	178.0	174.2
Operating lease liabilities	72.0	81.4
Other liabilities	2.4	2.6
Shareholders’ equity	279.2	255.2
Total liabilities and shareholders’ equity	$531.6	$513.4

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$50.1	$55.5
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	5.8	4.5
Stock-based compensation	1.1	2.1
Benefit from deferred taxes	(0.1)	(0.1)
Change in working capital	(24.2)	39.3
Other, net	1.9	2.5
Net cash provided by operating activities from continuing operations	34.6	103.8
Net cash provided by (used in) operating activities from discontinued operations	0.2	(0.1)
Net cash provided by operating activities	34.8	103.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3.1)	(3.3)
Purchase of Indoff LLC, net of cash acquired	0.0	(72.3)
Net cash used in investing activities	(3.1)	(75.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of short-term borrowings	0.0	(0.6)
Dividends paid	(28.8)	(23.0)
Stock-based compensation share issuances, net	1.7	1.3
Net cash used in financing activities	(27.1)	(22.3)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.1)	0.0

NET INCREASE IN CASH	4.5	5.8
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	34.4	28.5
CASH AND CASH EQUIVALENTS – END OF PERIOD	$38.9	$34.3